UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: October 22, 2015

SMARTFINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	333-203449	62-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600 Knoxville, Tennessee	37919
(Address of Principal Executive Offices)	(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 22, 2015, the board of directors adopted the Second Amended and Restated Bylaws of SmartFinancial, Inc., which amend and restate, in their entirety, the Company’s previous Amended and Restated Bylaws. The material amendments included in the Second Amended and Restated Bylaws are summarized as follows:

Name and Address. The new bylaws reflect the Company’s name change to “SmartFinancial, Inc.” and the change of its principal office to Knoxville, Tennessee.

Shareholder Meetings Location. Under the previous bylaws, shareholder meetings were required to be held in Hamilton County, Tennessee. Under the new bylaws, shareholder meetings may be held in any location determined by the board of directors.

Special Meetings. Under the new bylaws, special meetings of the shareholders may be called by (i) the Chairman of the board, (ii) the Vice-Chairman of the board, (iii) the President or Chief Executive Officer, (iv) a majority of the members of the board, or (v) the holders of 20% or more of the outstanding shares of voting stock of the Company. Under the previous bylaws, a special meeting could be called by the holders of 10% of the outstanding voting stock, in addition to certain banking regulators, the President of the Company, or a majority of the board.

Advance Notice Requirements. The new bylaws add advance notice requirements for shareholders to propose director nominations or other business to be brought before an annual or special meeting of shareholders. These requirements include, among other things: (i) the proponent shareholder must provide advance notice to make a nomination or to bring business before an annual meeting and such notice must be submitted not later than the 90th calendar day, nor earlier than the one hundred 120th calendar day in advance of the date of the annual meeting (provided that the annual meeting is not advanced more than 30 days or delayed more than 70 days, in which case different deadlines will apply); and (ii) the advanced notice must provide specified information, including the class and number of shares of stock owned by the proponent shareholder, any material interest such shareholder has in the proposed business, as well as other information specified in the bylaws.

Board of Directors. The new bylaws provide that the board shall consist of at least five and no more than 25 members. The old bylaws set the size of the board between nine and 15 members. The new bylaws provide that a board member may be removed only for cause, whereas the old bylaws provided that a board member may be removed without cause.

Other Features. Other features of the new bylaws that represent changes from the old bylaws include, among other things, (i) procedures for notice of meetings of shareholders have been updated and allow for electronic transmission of notice of meetings; (ii) the board has increased flexibility in the types of committees it may establish; (iii) employee-directors are required to resign from the board upon termination of employment with the Company; and (iv) the description of the duties and responsibilities of officers of the Company have been updated.

The foregoing is a summary of the material changes introduced by the new bylaws. A copy of the Second Amended and Restated Bylaws of the Company is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Second Amended and Restated Bylaws of SmartFinancial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: October 22, 2015
/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of SmartFinancial, Inc.